Prospectus Supplement (To Prospectus dated February 25, 2020)	Filed Pursuant to Rule 424(b)(7) Registration No. 333-236614

Freshpet, Inc.

Common Stock

This prospectus supplement relates to sales of up to 194,218 shares  (the “selling stockholder shares”) of the common stock, par value $0.001 per share, of Freshpet, Inc. which may be made from time to time by or on behalf of the selling stockholder identified herein or the selling stockholder’s donees, pledgees, transferees or other successors in interest, if any.  The selling stckholder shares may be issued to the selling stockholder from time to time upon the exercise of that certain Common Stock Purchase Warrant issued by us to the selling stockholder on September 29, 2022.

This prospectus supplement should be read in conjunction with the prospectus dated February 25, 2020, which accompanies this prospectus supplement. This prospectus supplement is qualified by reference to the prospectus except to the extent that the information in this prospectus supplement supplements and updates the information contained in the prospectus.  You should read this prospectus supplement and the prospectus carefully before you invest.

The selling stockholder may, from time to time, sell, transfer, or otherwise dispose of any or all of its common stock through public or private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We provide more information about how the selling stockholder may sell its common stock in the section of this prospectus supplement entitled “Plan of Distribution.”

We will not receive any of the proceeds from any sale of common stock by the selling stockholder, or by its pledgees, donees, transferees or other successors in interest, if any.

Our common stock is listed on the NASDAQ Global Market (“NASDAQ”) under the symbol “FRPT.” On September 28, 2022, the closing sale price of our common stock, as reported on NASDAQ, was $50.33 per share.

The address of our principal office is 400 Plaza Drive, 1st Floor, Secaucus, New Jersey 07094. Our telephone number is (201) 520-4000.

Investing in our common stock involves risks and uncertainties. You should carefully consider the information under the heading “Risk Factors” in our most recent annual report on Form 10-K, which is incorporated by reference herein, as well as in any other more recently filed quarterly or current reports before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 30, 2022.

ABOUT THIS PROSPECTUS SUPPLEMENT	S-ii
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-ii
PROSPECTUS SUPPLEMENT SUMMARY	S-1
USE OF PROCEEDS	S-2
DESCRIPTION OF SECURITIES BEING OFFERED	S-2
SELLING STOCKHOLDER	S-3
PLAN OF DISTRIBUTION	S-4
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	S-6

Prospectus
Page

SUMMARY	1
WHERE YOU CAN FIND MORE INFORMATION	2
USE OF PROCEEDS	3
DESCRIPTION OF CAPITAL STOCK	4
PLAN OF DISTRIBUTION	7
LEGAL MATTERS	8
EXPERTS	8

______________

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, a free writing prospectus, if any, and the documents incorporated by reference in this prospectus supplement.  We have not authorized anyone to provide you with information that is different.  This prospectus supplement may only be used where it is legal to sell these securities.  The information in this prospectus supplement may only be accurate on the date of this prospectus supplement.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common stock and adds to and updates information contained in the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein and therein. The second part is the accompanying prospectus, which contains a description of our common stock and gives more general information, some of which may not apply to this offering. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on this prospectus supplement. Before purchasing any selling stockholder shares, you should read carefully both this prospectus supplement and the accompanying prospectus, together with the documents incorporated or deemed incorporated by reference herein and therein (as described below under the heading “Incorporation of Certain Information by Reference”), any related free writing prospectus we may file with the Securities and Exchange Commission (the “SEC”) and any other information to which we may refer you.

This prospectus supplement and the accompanying prospectus are part of an effective registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, do not contain all of the information set forth in the registration statement. For further information with respect to us and our common stock, reference is made to the registration statement, including the exhibits thereto and the documents incorporated by reference therein. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to herein and therein are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

Neither we nor the selling stockholder have authorized anyone to provide you with any information or to make any representation other than those contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any related free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the selling stockholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference herein or therein is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise, even though this prospectus supplement, the accompanying prospectus or any free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein and therein contain forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this report are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “target,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. They appear in a number of places throughout this report and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects,

S-ii

growth, strategies and the industry in which we operate. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including:

•	changes in global economic and financial market conditions generally, such as inflation and interest rate increases;
•
the impact of various worldwide or macroeconomic events, such as the COVID-19 pandemic and the ongoing conflict between Russia and Ukraine, on the U.S. and global economics, our employees, suppliers, customers and end consumers, which could adversely and materially impact our business, financial condition and results of operations;

•
our ability to successfully implement our growth strategy, including related to implementing our marketing strategy and building capacity to meet demand, such as through the timely expansion of certain of our Freshpet Kitchens (as defined below);

•
our ability to timely complete the construction at our Freshpet Kitchens South and Freshpet Kitchens Ennis (our Freshpet Kitchens Bethlehem, Freshpet Kitchens South and Freshpet Kitchens Ennis collectively, “Freshpet Kitchens”) and achieve the anticipated benefits therefrom;

•	our ability to generate sufficient cash flow or raise capital on acceptable terms;
•	the loss of key members of our senior management team;
•	allegations that our products cause injury or illness or fail to comply with government regulations;
•	the loss of a significant customer;
•	the entrance of new competitors into our industry;
•	the effectiveness of our marketing and trade spending programs;
•	our ability to introduce new products and improve existing products;
•	our ability to match our manufacturing capacity with demand;
•	the impact of government regulation, scrutiny, warnings and public perception;
•	the effect of false marketing claims;
•	adverse weather conditions, natural disasters, pestilences and other natural conditions affecting our operations;
•	our ability to meet our sustainability targets, goals, and commitments, including due to the impact of climate change;
•	our ability to develop and maintain our brand;
•	the effect of potential price increases and shortages on the inputs, commodities and ingredients that we require, including those caused by inflation;
•	our ability to manage our supply chain effectively;
•	our ability to generate sufficient cash flow or raise capital on acceptable terms;
•	volatility in the price of our common stock; and
•
other factors discussed under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this report and the headings “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2021, as well as those discussed in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus.

While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this report in the context of these risks and uncertainties.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein and therein. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. You should read carefully the more detailed information included or referred to under the heading “Risk Factors” of this prospectus supplement, the accompanying prospectus and the other information included in this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed incorporated by reference herein and therein, including our most recent Annual Report on Form 10-K, and any related free writing prospectus before deciding to invest in our common stock.

About Freshpet

We started Freshpet with a single-minded mission to bring the power of real, fresh food to our dogs and cats. We were inspired by the rapidly growing view among pet owners that their dogs and cats are a part of their family, leading them to demand healthier pet food choices. Since Freshpet's inception in 2006, we have created a comprehensive business model to deliver wholesome pet food that pet parents can trust, and in the process we believe we have become one of the fastest growing pet food companies in North America. Our business model is difficult for others to replicate and we see significant opportunity for future growth by leveraging the unique elements of our business, including our brand, our product know-how, our Freshpet Kitchens, our refrigerated distribution, our Freshpet Fridge and our culture.

______________________

Our principal executive offices are located at is 400 Plaza Drive, 1st Floor, Secaucus, New Jersey 07094. Our telephone number is (201) 520-4000.  Our internet address is www.freshpet.com.  The information contained on the website is not a part of this prospectus supplement and is not incorporated by reference herein.

Offering Summary

Selling stockholder shares	Up to 194,218 shares of our common stock

Common stock outstanding before and after this offering	47,820,427 shares, as of August 4, 2022

Use of Proceeds
We will not receive any of the proceeds from the resale of selling stockholder shares. As such, the selling stockholder will receive all of the proceeds from the resale of the selling stockholder shares.

NASDAQ symbol	FRPT

Risk Factors
Investing in our common stock involves certain risks. See “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and in our other more recently filed quarterly or current reports (all of which are incorporated by reference herein) to read about factors you should consider before  investing in our common stock.

USE OF PROCEEDS

We will not receive any of the proceeds from the resale of selling stockholder shares. As such, the selling stockholder will receive all of the proceeds from the resale of the selling stockholder shares. We will pay all of the fees and expenses incurred by us in connection with this registration. We will not be responsible for fees and expenses incurred by the selling stockholder payable with respect to the sale of shares in connection with this offering.

DESCRIPTION OF SECURITIES BEING OFFERED

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” starting on page 4 of the accompanying prospectus.

SELLING STOCKHOLDER

This prospectus supplement relates to the offer and resale of up to 194,218 selling stockholder shares.

When we refer to “selling stockholder” in this prospectus supplement, we mean the person identified in the table below, as well as its transferees, pledgees, distributees, donees or other successors-in-interest, if any.

The selling stockholder may be issued to the selling stockholder from time to time upon the exercise of that certain Common Stock Purchase Warrant issued by us to the selling stockholder on September 29, 2022, which warrant provides that we will file a prospectus supplement covering the resale of the shares issuable to the selling stockholder upon exercise of the warrant.

The following table sets forth the number of shares of our common stock beneficially owned by the selling stockholder, the number of shares of our common stock that may be offered under this prospectus supplement and the number of shares of our common stock beneficially owned by the selling stockholder assuming all of the shares covered hereby are sold. Percentage ownership of our common stock is based on 47,820,427 shares of our common stock outstanding on August 4, 2022. We have determined beneficial ownership in accordance with the rules of the SEC. Thus it represents sole or shared voting or investment power with respect to our securities, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed all of the shares of our common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or that will become exercisable within 60 days of the date of this prospectus supplement to be outstanding and to be beneficially owned by the person or entity holding the option for the purpose of computing the percentage ownership of that person or entity but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person or entity. The number of shares listed in the table below as owned by the selling stockholder represents all of the selling stockholder shares that the selling stockholder may offer hereunder.

The selling stockholder may sell some, all or none of the shares of our common stock that may be offered hereunder. We do not know when the shares of our common stock will be sold by the selling stockholder, and the selling stockholder may offer the shares of our common stock from time to time.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Freshpet, Inc., 400 Plaza Drive, 1st Floor, Secaucus, New Jersey 07094.

The information set forth below is based upon information obtained from the selling stockholder and upon information known to us.

	Beneficial ownership prior to the offering			Beneficial ownership after the offering

	Number of Shares	%	Shares offered	Number of Shares	%
Operators of Freshpet Kitchens	194,218	*	194,218	--	--
_______________
* Less than 1%.

PLAN OF DISTRIBUTION

We are registering the shares of our common stock to permit the resale of those shares of our common stock from time to time after the date of this prospectus supplement at the discretion of the selling stockholder. We will bear all fees and expenses incident to our obligation to register the common stock.

The selling stockholder may, from time to time, offer and sell up to 194,218 selling stockholders shares, including by way of an underwritten offering. The selling stockholder may, from time to time, sell, transfer or otherwise dispose of any or all of the selling stockholder shares on any stock exchange, market or trading facility on which our common stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. To the extent any of the selling stockholder gift, pledge, grant a security interest in, distribute or otherwise transfer their selling stockholder shares, such transferees, pledgees, distributees, donees or other successors-in-interest may offer and sell the shares from time to time under this prospectus supplement, provided that this prospectus supplement has been amended under applicable provision of the Securities Act to include the names of such transferees, pledgees, distributees, donees or other successors-in interest as selling stockholder under this prospectus supplement, the accompanying prospectus and such other information as may be necessary or required.

The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholder may use any one or more of the following methods when disposing of the selling stockholder shares:

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•	block trades in which a broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	through the distribution of the shares by any selling stockholder to its partners, members or shareholders;
•	through broker-dealers that agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
•	through one or more underwritten offerings on a firm commitment or best efforts basis;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The aggregate proceeds to the selling stockholder from the sale of the selling stockholder shares will be the purchase price less any discounts or commissions. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of its selling stockholder shares to be made directly or through agents. We will not receive any of the proceeds from the sale of the selling stockholder shares.

The selling stockholder also may resell all or a portion of the selling stockholder shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholder and any broker-dealers that act in connection with the sale of the selling stockholder shares may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. In the event that the selling stockholder is deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the selling stockholder shares against certain liabilities, including liabilities arising under the Securities Act. To the extent required, the selling stockholder shares to be sold, the names of the selling stockholder, the offering price, the names of any agents, dealers or underwriters, any commissions or discounts with respect to a particular offering, the method of distribution, and any other terms and conditions of the offering of such shares will be set forth in an accompanying prospectus supplement or, if appropriate, an amendment to the registration statement of which this prospectus supplement forms a part.

To comply with the securities laws of some states, if applicable, the selling stockholder shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the selling stockholder shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with. The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the selling stockholder shares in the market and to the activities of the selling stockholder and its affiliates. These rules may limit the timing of purchases and sales of the selling stockholder shares by such selling stockholder. Regulation M may also restrict the ability of any person engaged in the distribution of the selling stockholder shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the selling stockholder shares and the ability of any person or entity to engage in market-making activities with respect to the selling stockholder shares.

We will bear all expenses in connection with the registration of the selling stockholder shares. We are not responsible for any selling expenses applicable to the sale of the selling stockholder shares.

There can be no assurance that the selling stockholder will sell any or all of the selling stockholder shares.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information in this prospectus supplement, which means that we can disclose important information to you by referring to those documents we file with the SEC. Any information incorporated this way is considered to be part of this prospectus supplement, and any information that we file later with the SEC will automatically update and, in some cases, supersede the information contained or incorporated by reference herein. We hereby “incorporate by reference” the documents listed below (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules).

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 1, 2022 (as amended on April 29, 2022);
•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022 and June 30, 2022, filed with the SEC on May 3, 2022 and August 9, 2022, respectively;
•	our Current Reports on Form 8-K filed with the SEC on May 2, 2022, May 6, 2022, June 30, 2022 and September 7, 2022; and
•
the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-36729), filed with the Commission on November 5, 2014, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such descriptions.

We also incorporate by reference in this prospectus supplement any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all the securities to which this prospectus supplement relates; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 or any related exhibit furnished under Item 9.01(d) of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K or in any applicable prospectus supplement.

Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to:

Freshpet, Inc.
400 Plaza Drive, 1st Floor
Secaucus, New Jersey 07094
Attention: Corporate Secretary

PROSPECTUS

Freshpet, Inc.

Common Stock
________________

We will provide specific terms of the common stock, par value $0.001 per share (our “common stock”), to be offered by us or our stockholders in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

Our common stock is listed on the NASDAQ Global Market (“NASDAQ”) under the symbol “FRPT.”

The address of our principal executive office is 400 Plaza Drive, 1st Floor, Secaucus, New Jersey 07094. Our telephone number is (201) 520-4000.

________________

Investing in our common stock involves certain risks. See “Risk Factors” in our most recent annual report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 25, 2020.

i

SUMMARY

This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the terms of our common stock, you should carefully read this document with the attached prospectus supplement. Together, these documents will give the specific terms of the securities we are offering. You should also read the documents we have incorporated by reference into this prospectus for information on us and our financial statements. Certain capitalized terms used in this summary are defined elsewhere in this prospectus. Unless the context otherwise requires, references herein to “we,” “our,” “us,” “Freshpet” or the “Company” refer to Freshpet, Inc. and its consolidated subsidiaries.

About this Prospectus

This prospectus is part of a registration statement we have filed with the SEC using a “shelf” registration process. Using this process, we or our stockholders may offer shares of our common stock in one or more offerings. Any stockholders selling pursuant to this prospectus will be named in an accompanying prospectus supplement. This prospectus provides you with a general description of the common stock we or our stockholders may offer. Each time we use this prospectus to offer common stock, we will provide a prospectus supplement that will describe the specific terms of the offering. The prospectus supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus and the prospectus supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

About Freshpet

We started Freshpet with a single-minded mission—to bring the power of real, fresh food to our dogs and cats. We were inspired by the rapidly growing view among pet owners that their dogs and cats are a part of their family, leading them to demand healthier pet food choices. Since our inception in 2006, we have created a comprehensive business model to deliver wholesome pet food that pet parents can trust, and in the process we believe we have become one of the fastest growing pet food companies in North America. Our business model is difficult for others to replicate and we see significant opportunity for future growth by leveraging the unique elements of our business, including our brand, our product know-how, our Freshpet Kitchens, our refrigerated distribution, our Freshpet Fridge and our culture.

Common Stock

We may issue and sell, and our stockholders may sell, our common stock. Holders of our common stock are entitled to receive such dividends as may be declared by our Board of Directors from time to time out of our assets or funds legally available for dividends. These rights are subject to the preferential rights of the holders of our preferred stock, if any, and any contractual limitations on our ability to declare and pay dividends. Each holder of our common stock is entitled to one vote per share on each matter submitted to a vote of stockholders. The holders of common stock have no preemptive rights or cumulative voting rights.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at our website at investors.freshpet.com.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (but not portions of such filings which are furnished) made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the offering is complete:

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 25, 2020.

We encourage you to read our periodic and current reports. These reports provide additional important information about our company. You may request a copy of these filings at no cost, by writing to or telephoning us at the following address:

Freshpet, Inc.
400 Plaza Drive, 1st Floor
Secaucus, New Jersey 07094
(201) 520-4000
Attention: Investor Relations

We have not authorized anyone else to provide you with any information other than that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

USE OF PROCEEDS

Unless we otherwise specify in the applicable prospectus supplement, the net proceeds we receive from the sale of common stock offered by us pursuant to this prospectus and the applicable prospectus supplement will be used for general corporate purposes. General corporate purposes may include repayment of indebtedness, acquisitions, additions to working capital, repurchases of common stock, dividends, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.

We will not receive any proceeds from the sale of shares of our common stock by selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following summary of certain provisions of our capital stock does not purport to be complete and is subject to our Certificate of Incorporation, our Bylaws and the provisions of applicable law. Copies of our Certificate of Incorporation and Bylaws are filed as exhibits to the registration statement, of which this prospectus is a part.

Authorized Capitalization

General

The total amount of our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of undesignated preferred stock, par value $0.001 per share.

Common Stock

Our common stock is not entitled to preemptive or other similar subscription rights to purchase any of our securities. Our common stock is neither convertible nor redeemable. Unless our Board of Directors determines otherwise, we will issue all of our capital stock in uncertificated form.

Preferred Stock

Our Board of Directors has the authority to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). The issuance of our preferred stock could have the effect of decreasing the trading price of our common stock, restricting dividends on our capital stock, diluting the voting power of our common stock, impairing the liquidation rights of our capital stock, or delaying or preventing a change in control of our Company.

Voting Rights

Each holder of our common stock is entitled to one vote per share on each matter submitted to a vote of stockholders. Our Bylaws provide that the presence, in person or by proxy, of holders of shares representing a majority of the outstanding shares of capital stock entitled to vote at a stockholders’ meeting shall constitute a quorum. When a quorum is present, the affirmative vote of a majority of the votes cast is required to take action, unless otherwise specified by law or our Certificate of Incorporation, and except for the election of directors, which is determined by a plurality vote. There are no cumulative voting rights.

Dividend Rights

Each holder of shares of our capital stock is entitled to receive such dividends and other distributions in cash, stock or property as may be declared by our Board of Directors from time to time out of our assets or funds legally available for dividends or other distributions. These rights are subject to the preferential rights of the holders of our preferred stock, if any, and any contractual limitations on our ability to declare and pay dividends.

Other Rights

Each holder of common stock is subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate and issue in the future.

Liquidation Rights

If our company is involved in a consolidation, merger, recapitalization, reorganization, voluntary or involuntary liquidation, dissolution or winding up of our affairs, or similar event, each holder of common stock will participate pro rata in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Anti-Takeover Effects of our Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and our Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the Board of Directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the Board of Directors the power to discourage acquisitions that some stockholders may favor.

Action by Written Consent, Special Meeting of Stockholders and Advance Notice Requirements for Stockholder Proposals

Our Certificate of Incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our Certificate of Incorporation and Bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can be called only pursuant to a resolution adopted by a majority of the total number of directors that we would have if there were no vacancies. Except as described above, stockholders are not permitted to call a special meeting or to require the Board of Directors to call a special meeting.

In addition, our Bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to our secretary, of the stockholder’s intention to bring such business before the meeting.

These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

Classified Board

Our Certificate of Incorporation provides that our Board of Directors is divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of our Board of Directors is elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board.

Removal of Directors

Our Certificate of Incorporation provides that directors may only be removed from office for cause and only upon the affirmative vote of at least 75% of the voting power of our outstanding shares of common stock.

Amendment to Certificate of Incorporation and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our Bylaws may be amended, altered, changed or repealed by a majority vote of our Board of Directors, provided that, in addition to any other vote otherwise required by law, the affirmative vote of at least 75% of the voting power of our outstanding shares of common stock is required to amend, alter, change or repeal our Bylaws. Additionally, the affirmative vote of at least 75% of the voting power of the outstanding shares of capital stock entitled to vote on the adoption, alteration, amendment or repeal of our Certificate of Incorporation, voting as a single class, is required to amend or repeal or to adopt any provision inconsistent with specified provisions of our Certificate of Incorporation. This requirement of a supermajority vote to approve amendments to our Certificate of Incorporation and Bylaws could enable a minority of our stockholders to exercise veto power over any such amendments.

Delaware Anti-Takeover Statute

Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless: (1) the Board of Directors approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder, (2) the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans), or (3) the merger transaction is approved by the Board of Directors and by the affirmative vote at a meeting, not by written consent, of stockholders of 2/3 of the holders of the outstanding voting stock that is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law.

Under our Certificate of Incorporation, we opted out of Section 203 of the DGCL and therefore are not subject to Section 203.

Limitations on Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board of Directors. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the State of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of the Company or any of its subsidiaries or was serving at the Company’s request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance within 30 days of such request all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Exclusive Jurisdiction of Certain Actions

Our Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in the name of the Company, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits the Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

PLAN OF DISTRIBUTION

We and our stockholders may from time to time sell shares of our common stock on any stock exchange, market or trading facility on which the common stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

We and our stockholders may use any one or more of the following methods when disposing of shares of common stock:

•	on NASDAQ or any other national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	one or more underwritten offerings;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	through agents;
•
in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”), to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	broker-dealers may agree with the Company or selling stockholders to sell a specified number of such shares at a stipulated price per share; and
•	a combination of any such methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

The aggregate proceeds to us or the selling stockholders, as applicable, from the sale of our common stock will be the purchase price of our common stock less discounts or commissions, if any. We will not receive any proceeds from the sale of common stock by our stockholders. We and any selling stockholders reserve the right to accept and, together with our or their agents, as applicable, to reject, in whole or in part, any proposed purchase of our common stock to be made directly or through agents.

Any underwriters, broker-dealers or agents that participate in the sale of our common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the common stock may be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and, if applicable, any selling stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, the common stock to be sold, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

Certain agents, underwriters and dealers, and their associates and affiliates may have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

To facilitate the offering of the common stock offered by us or the selling stockholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our common stock by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Selling stockholders may use this prospectus in connection with resales of our common stock. Such selling stockholders may be deemed to be underwriters under the Securities Act in connection with the shares of our common stock they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.

LEGAL MATTERS

Kirkland & Ellis LLP, New York, New York will pass upon the validity of the common stock offered hereby on our behalf. If any legal matters relating to offerings made in connection with this prospectus are passed upon by counsel for underwriters, dealers or agents, such counsel will be named in the prospectus supplement relating to any such offering. Certain partners of Kirkland & Ellis LLP own shares of Freshpet common stock representing less than 1% of the Company’s outstanding shares of common stock.

EXPERTS

The consolidated financial statements of Freshpet, Inc. and subsidiaries as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Freshpet, Inc.

Common Stock

194,218 Shares